Exhibit A5

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                           CERTIFICATE OF CORRECTION

              The New America High Income Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST:     The title of the document being corrected is "Articles
of Amendment."

              SECOND:    The name of the only party to the document being
corrected is "The New America High Income Fund, Inc."

              THIRD:     The date that the document being corrected was filed is
December 28, 1993, effective January 4, 1994 at 9:00 A.M.

              FOURTH:    The following provision of the Articles of Amendment is
hereby corrected as follows:

              The last paragraph of ARTICLE FIRST, section 4 on page 6 of the Articles of Amendment, which now reads as follows:

                   "2.     Article VI Sections (A) and (B) of the Fund's
              Articles of Amendment and Restatement as heretofore amended shall be amended by deleting the same and substituting in lieu thereof only the following Section (A):

                              (A) The Corporation reserves the right from time
              to time to amend, alter, change or repeal any provision contained in this Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in this Charter, of any outstanding stock. Any amendment to this Charter shall be adopted at either a special meeting of the stockholders pursuant to affirmative vote of a majority of all the outstanding shares of the Corporation's capital stock, voting as a single class, except as otherwise provided in this Charter. The Common Stock and the Preferred Stock shall vote as separate classes to the extent otherwise required under Maryland law or the Investment Company Act of 1940, as amended from time to time."

is corrected to read as follows:

                   "2.     Article VI Sections (A) and (B) of the Fund's
              Articles of Amendment and Restatement as heretofore amended shall be amended by deleting the same and substituting in lieu thereof only the following Section (A):

                              (A) The Corporation reserves the right from time
              to time to amend, alter, change or repeal any provision contained in this Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in this Charter, of any outstanding stock. Any amendment to this Charter shall be adopted at either a special or annual meeting of the stockholders pursuant to affirmative vote of a majority of all the outstanding shares of the Corporation's capital stock, voting as a single class, except as otherwise provided in this Charter. The Common Stock and the Preferred Stock shall vote as separate classes to the extent otherwise required under Maryland law or the Investment Company Act of 1940, as amended from time to time."


              IN WITNESS WHEREOF, The New America High Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on January 31, 1996.

WITNESS:                           THE NEW AMERICA HIGH
                                   INCOME FUND, INC.


/s/Richard E. Floor                By: /s/Ellen E. Terry
----------------------------           -------------------------------
Richard E. Floor, Secretary            Ellen E. Terry, Vice President

              THE UNDERSIGNED, Vice President of The New America High Income Fund, Inc., who executed on behalf of the Corporation this Certificate of Correction hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to authorization and approval hereof are true in all material respects under the penalties of perjury.


                                   /s/Ellen E. Terry
                                   -------------------------------
                                   Ellen E. Terry, Vice President


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